EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Lance, Inc. (the “Company”) on Form 10-Q for the period ended June 25, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, David V. Singer, President and Chief Executive Officer of the Company, and B. Clyde Preslar, Vice President, Chief Financial Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ David V. Singer	/s/ B. Clyde Preslar

David V. Singer	B. Clyde Preslar
President and	Vice President, Chief
Chief Executive Officer	Financial Officer and Secretary
July 21, 2005	July 21, 2005